Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S‑8 of Canaan Inc. of our report dated April 15, 2020 relating to the consolidated financial statements, which appears in the Form 20-F for the year ended December 31, 2019 filed by Canaan Inc.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

May 27, 2020